Exhibit 10.2

Execution Copy

October 24, 2022

c/o 667, L.P.

860 Washington Street

New York, NY 10014

c/o Baker Brothers Life Sciences, L.P.

860 Washington Street

New York, NY 10014

Re:         Participation, Board, Observer and Publicity Rights

Ladies and Gentlemen:

Subject to and in consideration of the purchase of (i) shares of common stock, par value $0.0001 per share, (“Common Stock”), of Aravive, Inc., a Delaware corporation (the “Company”), (ii) pre-funded warrants to purchase Common Stock (“Pre-funded Warrants”), and (iii) warrants to purchase Common Stock or Pre-funded Warrants (the “Common Warrants” and, together with the Common Stock and the Pre-Funded Warrants, the “Securities”) by 667, L.P., Baker Brothers Life Sciences, L.P. and/or one or more of their respective Affiliates (as defined below) (each, an “Investor” and together, the “Investors”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, by and among the Company, the Investors and the other parties named therein, dated as of the date hereof (the “Purchase Agreement”), the parties to this letter hereby agree as follows:

1.           Participation Rights.

a.        Non-Underwritten Offerings.

i.    If, during the period from the closing date of the purchases of Securities pursuant to the Purchase Agreement (the “Closing Date”) through and including the fifth (5th) year anniversary of the Closing Date (the “Participation Period”), the Company proposes to offer and sell any New Securities (as defined below) in an offering that is conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or in an offering that is registered under the Securities Act that is not conducted as a firm-commitment underwritten offering, then, subject to compliance with all applicable securities laws and regulations, the Investors shall have the right to purchase, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the other investors in such offering, that amount of New Securities being offered for sale in such offering equal to their Pro Rata Share (as defined below) of the total amount of New Securities offered for sale in such offering.

ii.    If the Company proposes to conduct an offering with respect to which the Investors would have rights to purchase New Securities pursuant to this Section 1.a., the Company shall give written notice (the “Offer Notice”) to the Investors at least three (3) Trading Days (as defined in the Purchase Agreement) prior to the commencement of the offering of the New Securities, stating (i) its bona fide intention to offer such New Securities, (ii) the number, type and material terms of such New Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such New Securities, (iv) the Investors’ Pro Rata Share and (v) the estimated date and time at which the Company expects to enter into a definitive agreement for the sale of the New Securities (the “Expected Sale Date”). If the information contained in the Offer Notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such Offer Notice only to the individuals identified on the Investors’ signature page hereto, and shall not communicate the information to anyone else acting on behalf of the Investors without the consent of one of those individuals.

iii.    If the Investors desire to exercise their rights under this Section 1.a to participate in such offering, then the Investors must provide a written notice to the Company by not later than 4:00 p.m. (New York City time) on the first (1st) Trading Day prior to the Expected Sale Date set forth in the Offer Notice, stating the amount of the Investors’ elected participation. If the Company receives no such notice from the Investors within the time period set forth herein, the Investors shall be deemed to have notified the Company that they do not elect to purchase any New Securities in connection with such offering and the Company shall be free to sell such securities in the offering.

b.      Underwritten Offerings. If, during the Participation Period, the Company proposes to offer and sell any New Securities in a firm commitment underwritten offering registered under the Securities Act, then, subject to compliance with all applicable securities laws and regulations, the Company will use its commercially reasonable efforts (which must include at least three attempts, on three dates, with at least two representatives of the managing underwriter(s), including the most senior underwriter personnel devoting substantial time to such offering, both orally and in writing) to cause the managing underwriter(s) of such offering to contact the Investors about potentially participating in such offering no later than two (2) Trading Days prior to the pricing of such offering and to provide to the Investors, on the same terms, including the price per security, and subject to the same conditions, as are applicable to the public in such offering, the opportunity to purchase that amount of New Securities being offered for sale in such offering equal to their Pro Rata Share of the total amount of New Securities offered for sale in such offering (excluding securities issuable to the underwriter(s) of the offering upon exercise of an overallotment option to purchase additional shares).

c.        General Terms Applicable to Participation Rights.

i.    Notwithstanding anything to the contrary in this Section 1 and unless otherwise agreed by the Investors, in the event the Company determines to abandon a proposed offering regarding which the Company or any underwriter have provided notice to the Investors pursuant to this Section 1, the Company shall, or shall cause the managing underwriter(s), to confirm such abandonment to the Investors in the same manner and on the same day as such abandonment is communicated to other potential investors. If, by the tenth (10th) Trading Day following delivery of notice of the offering to the Investors pursuant to this Section 1, no public disclosure regarding a transaction with respect to the applicable offering has been made, such offering shall be deemed to have been abandoned and the Investors shall be deemed to not be in possession of any material non-public information (as defined under the applicable securities laws) with respect to the proposed offering, unless the Company advises the Investors that the offering has not been abandoned. The Company understands and confirms that the Investors may rely on this Section 1.c.i. when effecting transactions in securities of the Company.

ii.    The Investors may apportion any New Securities purchased pursuant to their rights in this Section 1 in such proportion as they deem appropriate among themselves and any of their respective Affiliates.

iii.    Notwithstanding anything to the contrary in this Section 1, if the New Securities that the Investors have the right to purchase pursuant to this Section 1 consist, in whole or in part, of Common Stock or securities that are convertible into or exchangeable for Common Stock, then if the Investors then hold any Pre-Funded Warrants, the Investors may in their sole discretion elect to have such New Securities to be purchased by the Investors pursuant to this Section 1 instead be issued to the Investors as additional Pre-Funded Warrants.

iv.    The rights of the Investors under this Section 1 to purchase securities in an offering will be conditioned upon the completion of such offering.

v.    Without limiting the foregoing, the rights of the Investors described in this Section 1 will terminate and be of no further force or effect upon the earliest to occur of the following: (i) such time as the Investors and/or their Affiliates cease to beneficially own (in the aggregate) shares of Common Stock and Pre-Funded Warrants exercisable for shares of Common Stock in an aggregate amount equal to at least 90% of the shares of Common Stock and shares of Common Stock underlying Pre-Funded Warrants originally purchased by the Investors pursuant to the Purchase Agreement (as adjusted for stock splits, recapitalizations and other similar events) and (ii) such time as the Investors are offered the opportunity to participate in an offering pursuant to their rights under this Section 1 and the Investors do not purchase at least 50% of their Pro Rata Share of the total amount of New Securities offered for sale in such offering.

vi.    The Company hereby acknowledges that nothing in this letter constitutes an offer or the commitment by any Person to purchase any New Securities in any offering.

2.            Board Rights.

a.      If (i) all of the Series A Warrants (as defined in the Purchase Agreement) issued to the Investors pursuant to the Purchase Agreement have been exercised, (ii) the Investors, together with their Affiliates, own at least 1% of the outstanding Common Stock, and (iii) the Investors, together with their Affiliates, own at least 75% of the shares of Common Stock and shares of Common Stock underlying Pre-Funded Warrants and Warrants originally purchased by the Investors pursuant to the Purchase Agreement (as adjusted for stock splits, recapitalizations and other similar events), the Investors shall be entitled to appoint one individual (an “Investor Designee”) to serve as a director on the Board of Directors of the Company (the “Board”). Following any exercise of such right by the Investors, and the appointment of the Investor Designee to the Board, the Company shall include the Investor Designee in the slate of nominees recommended to the Company’s stockholders for election as directors of the Company at each annual or special meeting of the Company’s stockholders at which directors of the same class as the Investor Designee are to be elected and every adjournment or postponement thereof (an “Election Meeting”). The Company will recommend, support and solicit proxies for the election of the Investor Designee in the same manner as for all other Board members nominated for election at an Election Meeting. The Investors will provide to the Company, in writing, the information about the Investor Designee that is reasonably required by applicable law for inclusion in the Company’s proxy materials for Election Meetings promptly after the Company requests such information from the Investors, and will cause such Investor Designee to submit on a timely basis to the Company a completed and executed questionnaire in the form that the Company provides to its outside directors generally.

b.       In the event that an Investor Designee fails to be elected for any reason, or resigns from his or her seat on the Board or is removed or otherwise or ceases to be a director (whether as a result of his or her death, disability, disqualification, or otherwise) the Investors shall be entitled to promptly designate another Investor Designee and the Company will take all necessary and desirable actions within its control such that the resulting vacancy (on the Board and any Subsidiary Board) shall not be filled pending such designation and, as promptly as practicable but in no event more ten (10) Trading Days following such designation, the Company will take all necessary and desirable actions within its control such that such vacancy or vacancies shall be filled with such successor Investor Designee.

c.       If requested by the Investors or an Investor Designee, the Company shall take all necessary steps to cause the Investor Designee to be appointed as a member of each Subsidiary Board unless such appointment would violate any legal restriction on such Subsidiary Board’s composition or the rules and regulations of any applicable exchange on which the Company’s securities may be listed. For so long as the Investors’ rights under this Section 2 remain in effect, the Board will not create any “executive committee” of the Board, or delegate to any existing or Subsidiary Board, responsibilities substantially similar to those of an executive committee.

d.      Notwithstanding the provisions of Section 2(a) and 2(b), the Investors shall not be entitled to designate any individual as an Investor Designee if a majority of the disinterested members of the Board (or the nominating committee thereof) reasonably and in good faith determine, after consultation with the Company’s outside legal counsel and upon written advice of such counsel, that such Person would not be qualified to serve as a director of the Company under any applicable law (including requirements of fiduciary duties under applicable law), rule or regulation, rule of the stock exchange on which the Common Stock is listed, the organizational documents of the Company, or any policy or guidelines previously approved by the Board, but only if a direct or indirect purpose of any such policy or guideline is not to obstruct the Investors’ right to designate an individual as a nominee to the Board or its rights under this letter. Notwithstanding anything set forth herein to the contrary, a person’s status as a director, officer, employee or affiliate of any Investor or such person’s service on the board of any other company shall not cause such Person to be deemed not qualified to serve as a director of the Company, except as required by applicable law or regulation or if such other company is engaged in research and development of inhibitors of the AXL/GAS6 pathway. In the event the Board (or the nominating committee thereof) does not accept an Investor Designee as a result of such Investor Designee failing to meet the requirements set forth in this Section 2(d), the Investors shall have the right to recommend an additional Investor Designee in accordance with Section 2(a). The Company shall notify the Investors of any objection to an Investor Designee pursuant to this Section 2(d) sufficiently in advance of the date on which the proxy materials related to any such designee are to be mailed by the Company in connection with such election of directors, and in no event less than the first Business Day (as defined in the Purchase Agreement) after such determination by the Board, so as to enable the Investors to propose a replacement Investor Designee in accordance with the terms of this letter.

3.           Observer Rights.

a.        The Company shall invite a single representative of the Investors (a “BBA Observer”), as designated by the Investors from time to time and reasonably acceptable to the Company, to attend and participate in all meetings of the Board or any Subsidiary Board, in a nonvoting observer capacity. In this respect, the Company shall give the BBA Observer (i) written notice of, agendas and participation details for such meetings and (ii) copies of all notices, minutes, consents, and other materials, in each case, that it provides to the members of the Board, the Subsidiary Board or any committee thereof, as applicable, at the same time and in the same manner as provided to such members; provided, however, that the Company reserves the right to withhold any information and to exclude the BBA Observer from any meeting or portion thereof if the Board or Subsidiary Board, as applicable, determines in good faith and based upon the advice of outside counsel that access to such information or attendance at such meeting could (x) adversely affect the attorney-client privilege between the Company and its counsel, (y) result in a conflict of interest or (z) adversely affect the Company’s ability to maintain any trade secret and the BBA Observer is notified in advance of any such withholding or exclusion.

b.        The BBA Observer shall not, by virtue of his or her capacity as such, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or any of its Affiliates or subsidiaries or its or their respective equityholders or any other Person or any duties (fiduciary or otherwise) otherwise applicable to the members of the Board or any Subsidiary Board.

c.      With respect to the BBA Observer, the Company’s obligations under this Section 3 are contingent upon such BBA Observer’s (i) entering into a confidentiality agreement with the Company in the form attached hereto as Exhibit A and (ii) agreeing, solely in such individual’s capacity as a BBA Observer, to be bound by the Company’s insider trading and window policies then in effect and applicable to members of the Board.

d.       The rights set forth in this Section 3 shall terminate and be of no further force or effect immediately upon such time as the Investors, together with their Affiliates, cease to own at least 50% of the shares of Common Stock and shares of Common Stock underlying Pre-Funded Warrants originally purchased by the Investors pursuant to the Purchase Agreement (as adjusted for stock splits, recapitalizations and other similar events).

4.           No Publicity. The Company will not, without the prior written consent of the Investors, use in advertising, publicity, marketing communications, including any communications regarding any Company financing (whether oral or written), or other public communication or filing, the “Baker Brothers” name or any other information that would reasonably be expected to identify the Investors or their Affiliates or, to the Company’s knowledge, the name of any partner or employee thereof, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, or contraction thereof (e.g., “BBA” or “BBI”) owned by the Investors or their Affiliates, except that the Company may make any such disclosure if, upon the advice of counsel, there is no alternative to such disclosure because it is required by applicable law, rule or regulation (including the rules of the Securities and Exchange Commission, FINRA or the stock exchange on which the Common Stock is listed) and the Investors are notified reasonably in advance and given reasonable opportunity to minimize such disclosure and comment thereon (and the Company shall consider such comments in good faith and incorporate any such reasonable comments). Except as permitted by the immediately preceding sentence, the name and logo of the Investors or any their respective Affiliates will not be used by the Company or its representatives in any manner (orally or in writing) to market, sell securities of the Company or otherwise promote the Company, its products, services and/or business; provided, however, that the Company may disclose the name of the Investors in connection with the provision of any details regarding the Purchase Agreement and the other agreements executed by Company and the Investors in connection with the transactions contemplated thereby to any of its executive officers, directors, accountants, counsel and financial advisors with a need to know such information, provided that such recipient agrees to abide by the foregoing confidentiality obligations. The Company understands that the Investors are frequently asked for permission publicly to use or list its name among holders of the stock of companies in which the Investors invest and that the Investors deny these requests except where such disclosure is legally required and there is no alternative to such disclosure, and the Company understands that given that the Investors deny these requests when made by other companies, even the inadvertent public use of an Investor’s name by the Company will cause harm to the Investors. For the avoidance of doubt, the Company may respond to inquiries about any public disclosure that was required by law, rule or regulation and made in accordance with this Section 4, by confirming the accuracy of such disclosure. Notwithstanding anything to the contrary herein, this Section 4 shall survive any termination of this letter.

5.            Indemnification. The Company shall enter into a customary indemnification agreement with any Investor Designee, in substantially the form as entered into between the Company and the other members of the Board in the ordinary course of business.

6.            Definitions. When used in this letter, the following terms shall have the meanings assigned to them in this Section 6:

a.       “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

b.       “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as options or warrants to purchase such equity securities, or securities of any type whatsoever that are convertible or exchangeable into or exercisable for such equity securities, other than (i) any shares of capital stock or options to purchase shares of capital stock, or other equity-based awards (including restricted stock units), issued or granted to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its subsidiaries, pursuant to any Company stock-based compensation plan approved by the Company’ stockholders or in accordance with Nasdaq Stock Market Rule 5635(c)(4) (or any successor provision) or that exist as of the date of this letter; (ii) any securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of capital stock and are outstanding as of the date of this letter or issued pursuant to the Purchase Agreement, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the date of this letter or as provided in the Purchase Agreement; (iii) any securities issued by the Company as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity approved by the Board, (iv) any securities issued by the Company in connection with a transaction with an unaffiliated third party approved by the Board that includes a bona fide commercial relationship with the Company (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering, intellectual property license agreement or acquisition agreement with the Company) and (v) any securities issued by the Company to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board. For clarity New Securities does not include securities issued pursuant to any Company at-the-market offering facility.

c.       “Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or other legal entity.

d.       “Pro Rata Share” means the percentage determined by dividing (A) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon exercise of Pre-Funded Warrants and upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock) collectively owned beneficially by such Investors immediately prior to the proposed offering by (B) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon exercise of Pre-Funded Warrants and upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock and all shares reserved for future issuance pursuant to any equity incentive or similar plan) immediately prior to the proposed offering.

e.       “Subsidiary Board” means: (i) each committee or sub-committee of the Board, and (ii) each board of directors or similar governing body of each direct or indirect subsidiary of the Company and any committee or sub-committee thereof.

7.          Amendments; Waiver; Entire Agreement. This letter may not be amended or modified in any manner except by a written instrument signed by the Investors and the Company. Any waiver of any term or condition shall be in writing executed by the party entitled to waive such term or condition. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this letter. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of such rights. This letter (including the Exhibit hereto), together with the Purchase Agreement and the other transaction documents entered into in connection therewith, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

8.           Assignment. No party may assign this letter or any of its rights, interests or obligations hereunder without the prior written consent of the other parties, and any purported assignment by a party without prior written consent of the other parties will be null and void and not binding on such other party; provided, however, that notwithstanding the foregoing, an Investor may assign this letter or any of its rights, interests or obligations hereunder to any of its Affiliates. Subject to the preceding sentence, all of the terms, agreements, covenants, representations, warranties and obligations of this letter are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and assigns.

9.          Governing Law; Jurisdiction. This letter shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this letter shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this letter, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS LETTER, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 10 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

11.         Notices. All notices under this letter must be in writing and given by personal delivery, by United States Express Mail or a nationally recognized overnight delivery service for next day delivery, or by electronic mail, as follows (or to such other Person or address as any party may give in a notice given in accordance with the provisions hereof):

If to the Company:

Aravive, Inc.

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

Attention: Gail McIntyre, Chief Executive Officer

E-mail: XXXX

with a copy (which shall not constitute notice) to:

Blank Rome LLP
1271 Avenue of the Americas

New York, New York 10020

Attention: Leslie Marlow, Esq.

E-mail: XXXX

If to the Investors:

Baker Brothers Investments
860 Washington Street
New York, NY 10014

E-mail:XXXX

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attention: Jason L. Kropp
E-mail: XXXX

Notice will be effective and deemed given only as follows: (a) if given by personal delivery, upon such personal delivery, (b) if sent for next day delivery by United States Express Mail or overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (c) if sent by electronic mail, upon acknowledgement of receipt other than by automatic means.

12.       Equitable Relief; Remedies. The Company acknowledges and agrees that the Investors may be damaged irreparably and may not have an adequate remedy at law if any provision of this letter is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which the Investors may be entitled, at law or in equity, the Investors will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this letter and to seek to enforce specifically this letter and its provisions, without bond or other security being required and without any proof of actual damages. The rights, obligations and remedies created by this letter are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which the Investors may be entitled.

13.         Headings; Construction. The section headings contained in this letter are inserted for convenience only and will not affect in any way the meaning or interpretation of this letter. Except as otherwise expressly provided herein, the following rules of interpretation apply hereto: (i) the singular includes the plural and vice versa; (ii) “or” and “any” are not exclusive; (iii) “includes,” “include,” “included” and “including” are deemed to be followed by “without limitation”; and (iv) the words “hereby,” “herein,” “hereunder,” “hereof” and words of similar import refer to this letter as a whole and not merely to the specific section or clause in which any such word appears. No presumption or burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any provision of this letter.

14.         Counterparts. This letter may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This letter will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of copies of this letter and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or by a combination of such means, will constitute effective execution and delivery of this letter as to the parties and may be used in lieu of an original letter for all purposes. Signatures of the parties transmitted by facsimile or by .pdf shall be deemed to be their original signatures for all purposes.

15.         Severability. The provisions of this letter will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

16.        Acknowledgement of Beneficial Ownership Limitations. The Company acknowledges and agrees that the Securities to be purchased by the Investors pursuant to the Purchase Agreement will represent beneficial ownership of less than 19.99% of the outstanding shares of Common Stock as of the Closing Date and, accordingly, the Common Warrants to be issued to the Investors pursuant to the Purchase Agreement will be subject to a Maximum Percentage (as defined therein) that may not in any event exceed 19.99%.

[Signature Page Follows]

Very truly yours,

ARAVIVE, INC.

By:
Name: Gail McIntyre
Title: Chief Executive Officer

AGREED AND ACCEPTED:

667, L.P.

By:

BAKER BROS. ADVISORS LP,
management company and investment
adviser to 667, L.P., pursuant to authority
granted to it by Baker Biotech Capital,
L.P., general partner to 667, L.P., and not
as the general partner

By:
Scott L. Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By:

BAKER BROS. ADVISORS LP,
management company and investment
adviser to BAKER BROTHERS LIFE
SCIENCES, L.P., pursuant to authority
granted to it by Baker Brothers Life
Sciences Capital, L.P., general partner to
BAKER BROTHERS LIFE SCIENCES,
L.P., and not as the general partner

By:
Scott L. Lessing
President

[Signature Page to BBA Letter Agreement]

Exhibit A

Form of Confidentiality Agreement

[See attached.]

[DATE]

[COMPANY NAME]

[ADDRESS]

[ADDRESS]

Attn: [CONTACT NAME]

Re:         Confidentiality Agreement

Dear Ladies and Gentlemen:

          This CONFIDENTIALITY AGREEMENT (the “Agreement”) between _______________ (“Observer”) and Baker Bros. Advisors LP (“Baker”), on the one hand, and ____________________ (the “Company”), on the other, with respect to, among other things, the disclosure of certain Confidential Information and _______________’s compliance with the Company’s insider trading policy.

Observer, an employee of Baker Bros. Advisors LP (“Baker”), has become an observer (“Observer”) to the Board of Directors of __________________ (the “Board”) on ___________. In that connection, the Company will provide Observer with information which is not available to the general public concerning the Company, its affiliates and subsidiaries and Observer may from time to time share that information with Baker. In connection therewith, the Company, Baker, and Observer agree as follows (this “Agreement”):

1.

As used herein, “Confidential Information” means all data, interpretations, forecasts and records containing or otherwise reflecting information concerning the Company, its affiliates or subsidiaries which is not available to the general public and which the Company or its affiliates will provide to the Board and to Observer in his/her capacity as Observer.

2.

In consideration of the Company providing Observer Confidential Information, by the signatures hereto, Observer and Baker agree that all Confidential Information will be held and treated by Observer, Baker and Baker’s affiliates, officers, employees, advisors, and partners (collectively, the “Baker Group”) in confidence, and will not, except as hereinafter provided, without the Company’s prior consent, be disclosed by the Baker Group in any manner whatsoever, in whole or in part. Observer agrees to be bound by the Company’s insider trading policy to the same extent as if Observer were a member of the Board. A copy of the current version of the Company’s insider trading policy is attached hereto. In the event that the insider trading policy is amended at any time or from time to time after the date hereof, the Company will provide a copy of such amended insider trading policy to Observer.

3.

The Company agrees to provide Observer all communications provided to members of the Board relating to its insider trading policy at the same time those communications are given to the Board, including, but not limited to communications concerning the opening and closing of trading windows and trading blackout periods. Observer is authorized to provide a copy of such communications to the other members of the Baker Group.

4.	Notwithstanding the foregoing, the following will not constitute “Confidential Information” for purposes of this Agreement:

a.	Information which was available to the Baker Group prior to disclosure to the Baker Group by the Company.

b.

Information which is obtained by the Baker Group from a third party, which third party is not known by the Baker Group to be subject to contractual, legal or fiduciary obligations or duties of confidentiality to the Company.

c.	Information which is or becomes generally available to the public other than as a result of a disclosure by the Baker Group in breach of this Agreement.

d.

Information that is required by law or regulation, or requested by a legally authorized government body or official, to be disclosed. In the event that such a disclosure is required, Baker Group will provide the Company timely notice of such disclosure to the extent Baker Group is permitted to do so by law.

5.

Notwithstanding anything in this Agreement to the contrary, the Board shall have the power and authority to exclude Observer from any executive session of the Board. To the extent reasonably practicable, the Board shall give, or cause to be given, notice to Observer that he/she will be excluded from any such executive session of the Board and the reason for such exclusion and, following such executive session, shall give, or cause to be given, to Observer information about the topics discussed by the Board during such executive session.

6.

None of the parties hereto shall be under any obligation to the other not expressly contained herein, including any obligation to proceed with any investment or other transaction. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflict of laws provisions thereof. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not limit, restrict or impair the ability of the Baker Group to engage in transactions with respect to debt or securities of any entity (or any derivative transactions with respect thereto) so long as such transactions would not, in the absence of this Agreement, violate applicable securities laws or Baker policy and practice.

7.

The Company acknowledges and understands that the Baker Group may now or in the future evaluate, invest in or do business with competitors or potential competitors of the Company. Neither the execution of this agreement nor receipt of the Confidential Information shall in any way restrict or preclude such activities absent a specific breach of the provisions contained herein.

8.	This Agreement shall terminate upon the first anniversary of the date on which Observer has ceased to be an Observer to the Board.

9.

This Agreement contains the entire agreement between the Company on the one hand, and Observer and Baker on the other hand, concerning confidentiality of the Confidential Information and the other subject matter of this Agreement. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon the Company or the Baker Group unless approved in writing by each of the Company and Observer or other authorized Baker representative. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, and nothing herein, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement may be signed in counterparts, which together shall constitute one agreement.

Yours sincerely,

Observer

___________________________

Name

Baker Bros. Advisors LP

By: _____________________

Name: Scott L. Lessing

Title:   President

Accepted and Agreed:

COMPANY

By:

Name:

Title: